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Exhibit 4.5

MICROCHIP TECHNOLOGY INCORPORATED

2004 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

        Unless otherwise defined herein, the terms defined in the 2004 Equity Incentive Plan (the "Plan") shall have the same defined meanings in this Notice of Stock Option Grant.

Optionee:	________________________________________

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and the Stock Option Agreement, as follows:

Grant Number:	________________________________________
Grant Date:	________________________________________
Date Vesting Begins:	________________________________________
Vesting Period:	________________________________________
Exercise Price per Share:	$_______________________________________
Total Number of Shares Granted:	________________________________________
Total Exercise Price:	$_______________________________________
Type of Option:	Nonstatutory Stock Option
Term/Expiration Date:	________________________________________

        Vesting Schedule.    This Option shall be exercisable, in whole or in part, in accordance with the following schedule:

        If the Grant Date and the Date Vesting Begins are the same, then the monthly installments for the first year of the Vesting Period will vest only in a lump sum upon the Optionee's completion of twelve months as a Service Provider measured from the Grant Date, and the balance will vest over the remainder of the Vesting Period on a monthly basis subject to Optionee remaining a Service Provider through the applicable vesting dates. However, if the Date Vesting Begins is not the same as the Grant Date, then the Option Shares will vest in equal monthly installments (12 × the number of years in the Vesting Period) beginning one month after the Date Vesting Begins subject to Optionee remaining a Service Provider through the applicable vesting dates.

        Optionee understands that the Option is granted subject to and in accordance with the express terms and conditions of the Plan. Optionee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

        Termination Period.    To the extent vested, this Option may be exercised for three months after Optionee ceases to be a Service Provider. If Optionee ceases to be a Service Provider as a result of their Disability, this Option may be exercised for six months following their termination. If Optionee dies while a Service Provider, this Option may be exercised for twelve months after Optionee's death. In no event shall this Option be exercised later than the Term/Expiration Date provided above.

        Choice of Languages For Employees of Canadian Locations Only.    The undersigned agrees that it is his express wish that this form and all documents relating to his participation in the scheme be drawn in the English language only. Le soussigné convient que sa volonté expresse est que ce formulaire ainsi que tous les documents se rapportant à sa participation au régime soient rédigés en langue anglaise seulement.

Dated:	MICROCHIP TECHNOLOGY INCORPORATED

Optionee Name:

Optionee Signature:	By:
Steve Sanghi, President and CEO
Address:

EXHIBIT A

MICROCHIP TECHNOLOGY INCORPORATED

2004 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

1.    Grant of Option.    The Plan Administrator of the Company hereby grants to the Optionee (the "Optionee") named in the Notice of Stock Option Grant to which this Agreement is attached as Exhibit A (the "Notice of Grant") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 21(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

2.    Exercise of Option.

        (a)   Right to Exercise.    This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

        (b)   Method of Exercise.    This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A-1 (the "Exercise Notice") or in written or electronic form as designated by the Company, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Stock Administrator of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

        No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3.    Method of Payment.

        Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (a)   cash;

          (b)   check; or

          (c)   to the extent permitted by the Administrator, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall be required to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the Exercise Price.

4.    Non-Transferability of Option.

        Unless determined otherwise by the Administrator, this Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes this Option transferable, such Option shall contain this additional terms and conditions as the Administrator deems appropriate.

5.    Term of Option.

        This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6.    Tax Obligations.

        (a)   Withholding Taxes.    Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

7.    Entire Agreement; Governing Law.

        The Plan and Notice of Grant are incorporated herein by reference. The Plan, Notice of Grant and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Arizona.

8.    NO GUARANTEE OF CONTINUED SERVICE.

        OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

        By your signature, you agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Option Agreement. Optionee has reviewed the Plan, the Notice of Grant and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan, the Notice of Grant and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

        9.     Choice of Languages For Employees of Canadian Locations Only.    The undersigned agrees that it is his express wish that this form and all documents relating to his participation in the scheme be drawn in the English language only. Le soussigné convient que sa volonté expresse est que ce formulaire ainsi que tous les documents se rapportant à sa participation au régime soient rédigés en langue anglaise seulement.

OPTIONEE:	MICROCHIP TECHNOLOGY INCORPORATED
Signature	By:
Print Name	Title
Date
Address:

EXHIBIT A-1

MICROCHIP TECHNOLOGY INCORPORATED

2004 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Microchip Technology Incorporated
2355 W. Chandler Boulevard
Chandler, AZ 85224

Attention: Human Resources, Stock Administration

        Exercise of Option.    Effective as of today,                        , 20    (date you sign this Exercise Notice), the undersigned ("Purchaser") hereby elects to purchase                        shares (the "Shares") of the Common Stock of Microchip Technology Incorporated (the "Company") under and pursuant to the 2004 Equity Incentive Plan (the "Plan"), the Notice of Grant (Grant No.            ), and associated Stock Option Agreement (the "Option Agreement"). Subject to adjustment in accordance with Section 19 of the Plan, the purchase price for the Shares shall be $                        , as required by the Option Agreement.

        Delivery of Payment.    Purchaser herewith delivers to the Company the full purchase price for the Shares in accordance with Section 3 of the Stock Option Agreement.

        Representations of Purchaser.    Purchaser acknowledges that Purchaser has received, read and understood the Plan, the Notice of Grant and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

        Rights as Shareholder.    Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 19 of the Plan.

        Tax Consultation.    Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has had the opportunity to consult with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

        Entire Agreement; Governing Law.    The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan, the Notice of Grant and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Arizona.

Submitted by:	Accepted by:
PURCHASER:	MICROCHIP TECHNOLOGY INCORPORATED
Signature	By:
Print Name	Its
Date
Address:	Address:

Date Received (by Stock Administrator)

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MICROCHIP TECHNOLOGY INCORPORATED 2004 EQUITY INCENTIVE PLAN NOTICE OF STOCK OPTION GRANT